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                                                                   EXHIBIT 23(h)

                    [LETTERHEAD OF PAINEWEBBER INCORPORATED]

      We hereby consent to the use of our opinion letter, dated May 11, 1998 to the Board of Directors of AFCB included as Appendix E to the Joint Proxy Statement -Prospectus which forms a part of the Registration Statement on Form S-4 relating to the merger of AFCB with and into a wholly-owned subsidiary of UST and to the references to such opinion in such Joint Proxy Statement - Prospectus under the captions "THE AFFILIATION" Opinion of AFCB's Financial Advisor. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder.

                                     Very truly yours,


                                     /s/ Painewebber Incorporated
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                                         PAINEWEBBER INCORPORATED